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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                  May 22, 2000



Crossroads Systems, Inc.
8300 N. Mopac Expressway
Austin, Texas  78759

          Re: Crossroads Systems, Inc.- Registration Statement for Offering of an Aggregate of 21,375 Shares of Common Stock

Dear Ladies and Gentlemen:

          We have acted as counsel to Crossroads Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 21,375 shares of the Company's Common Stock (the "Shares") issuable pursuant to stock options granted to certain individuals in the service of Polaris Communications, Inc. ("Polaris") pursuant to their written compensation agreements with Polaris, as assumed by the Company in connection with the Company's acquisition of Polaris (the "Assumed Options").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Company's assumption of the Assumed Options, and we have also reviewed the written compensation agreements and other documentation evidencing the options. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements evidencing the Assumed Options and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Assumed Options or the Shares.



                                        Very truly yours,


                                        BROBECK, PHLEGER & HARRISON LLP